EXHIBIT 3(b)

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Number                        USAA INVESTMENT TRUST                      Shares
                       (A MASSACHUSETTS BUSINESS TRUST)

                       PRECIOUS METALS AND MINERALS FUND
                         SHARES OF BENEFICIAL INTEREST




Account No.         Alpha Code                              CUSIP 903287 10 0
                                                          See Reverse Side for
                                                            Certain Definitions


THIS CERTIFIES that


is the owner of


fully paid and nonassessable shares of beneficial interest (without par value) of PRECIOUS METALS AND MINERALS FUND, a Series of Shares established and designated under the Master Trust Agreement of USAA INVESTMENT TRUST, a Massachusetts business trust (the "Trust") dated May 9, 1984 as amended from time to time (the "Trust Agreement"). The terms of the Trust Agreement, a copy of which is on file with the Secretary of the Commonwealth of Massachusetts, are hereby incorporated by reference as fully as if set forth herein in their entirety. As provided in the Trust Agreement, the beneficial interest in the Trust has been divided into Shares of such Series as may be established and designated from time to time, and the Shares evidenced hereby represent the beneficial interest in an undivided proportionate part of the assets belonging to the above-designated Series subject to the liabilities belonging to such Series. Such Series and other Series have the relative rights and preferences set forth in the Trust Agreement, and the Trust will furnish to the holder of this certificate upon request and without charge a statement of such relative rights and preferences. THE SHARES EVIDENCED HEREBY ARE SUBJECT TO REDEMPTION BY THE TRUST pursuant to the procedures that may be determined by the Trustees in accordance with the Trust Agreement. This certificate is issued by the Trustees of USAA INVESTMENT TRUST not individually or personally but as Trustees under the Trust Agreement, and represents Shares of the above-designated Series and does not bind any of the Shareholders, Trustees, Officers, Employees or Agents of the Trust personally but only the assets and property of the Trust. Subject to the provisions of the Trust Agreement, the Shares represented by this certificate are transferable upon the books of the Trust by the registered holder hereof in person or by his duly authorized attorney upon surrender of this certificate.
         WITNESS the facsimile signatures of the President and Treasurer of the Trust and the signature of its duly authorized agent.



Dated:



/s/ David M. Holmes            PICTURE of            /s/ Christopher W. Claus
      TREASURER          USAA INVESTMENT TRUST               PRESIDENT
                                 SEAL

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                                                Countersigned:
                                           USAA SHAREHOLDER ACCOUNT SERVICES
                                          (San Antonio)         TRANSFER AGENT

                                         By
                                                    AUTHORIZED SIGNATURE

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         The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common            UNIF GIFT MIN ACT -. . .Custodian. . .
TEN ENT - as tenants by the entireties         (Cust)             (Minor)
JT TEN  - as joint tenants with the              under Uniform Gifts to Minors
          right of survivorship and              Act . . . . . . . . . . . .
          not as tenants in common                            (State)

      Additional abbreviations may also be used though not in the above list.

      FOR VALUE RECEIVED, I/We hereby sell, assign and transfer unto

Please Insert Social Security or Other
Taxpayer Identification Number of Assignee




             Please Print or Typewrite Name and Address of Assignee


______________________________________________________(____________________)
shares of the Value represented by the within Certificate, and do hereby irrevocably constitute and appoint attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated              Signature(s)
     --------------

Signature Guaranteed By


                                   (The signature(s) to this assignment must correspond with the name as written upon the face of this certificate, in every particular, without alteration or enlargement, or any change whatsoever.)

                                   This certificate is transferable or
                                   redeemable at the offices of the Transfer
                                   Agent, USAA Shareholder Account Services,
                                   9800 Fredericksburg Rd., San Antonio, TX
                                   78288.

         The Signature Guarantee must be by an authorized person of a commercial bank or trust company, a savings bank or savings and loan association, a credit union, or by a member firm of a domestic stock exchange. A NOTARIZATION BY A NOTARY PUBLIC IS NOT ACCEPTABLE.